Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 701 Fifth Avenue, Suite 5100 Seattle, Washington 98104 o: 206.883.2500

October 15, 2026
Recursion Pharmaceuticals, Inc.
41 S. Rio Grande Street
Salt Lake City, Utah 84101

Ladies and Gentlemen:

We have acted as counsel to Recursion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3ASR (File No. 333-284878) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), which was immediately effective upon its filing on February 12, 2025 and includes the prospectus contained within the Registration Statement (the “Base Prospectus”), and the prospectus supplement to the Registration Statement dated October 15, 2026 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”).

The Prospectus Supplement relates to the offering and sale by the Company of up to 61,540,000 shares of its Class A common stock, $0.00001 par value per share (the “Shares”) pursuant to that certain underwriting agreement, dated October 14, 2026, by and among the Company and Leerink Partners LLC, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Evercore Group L.L.C., as representatives of the several underwriters named therein (the “Underwriting Agreement”).

We have examined copies of the Underwriting Agreement, the Registration Statement, together with the documents incorporated by reference therein, and the Prospectus. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; and (vi) the legal capacity of all natural persons. As to any facts material to the
AUSTIN BOSTON BOULDER BRUSSELS CENTURY CITY HONG KONG LONDON LOS ANGELES NEW YORK PALO ALTO
SALT LAKE CITY SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI WASHINGTON, DC WILMINGTON, DE

Recursion Pharmaceuticals, Inc.
October 15, 2026

opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and the limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

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We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed on or about October 15, 2026 for incorporation by reference into the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.